EXHIBIT 3.7

STATE OF MISSOURI

Denny Hoskins
Secretary of State

CERTIFICATE OF AMENDMENT

WHEREAS,

THE JONES FINANCIAL COMPANIES, L.L.L.P.
LP0000443

filed its Certificate of Amendment with this office and WHEREAS that filing was found to conform to the Missouri Uniform Limited Partnership Law;

NOW, THEREFORE, I, DENNY HOSKINS, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law do hereby certify that the above entity's Registration of Limited Partnership is amended.

IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 11th day of June, 2026.

Secretary of State

SOS #30 (01-2025)

LP0000443 Date Filed: 6/11/2026 Denny Hoskins Missouri Secretary of State FIFTH AMENDMENT OF TWENTY-THIRD AMENDED AND RESTATED CERTIFICATE OF LIMITED PARTNERSHIP OF THE JONES FlNANCIAL COMPANIES, L.L.L.P. The undersigned, for the purpose of amending the Twenty-Third Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following: (1) The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership’s charter number is LP0000443. (2) The partnership filed the Twenty-Third Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 20,2026. (3) The Twenty-Third Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A. Upon the withdrawal and admission of said partners, the number of general partners is 574. In affirmation thereof, the facts stated above are true. Dated: June 11, 2026 General Partner: By: Penny Pennington Managing Partner/Authourized Person/Attorny-in-fact ORl-06112026-0897 State of Missouri No of Pages 2 Pages Articles of Amendment

EXHIBIT A

Withdrawn General Partners:			
Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Curran, Paul Joseph	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
James D. Abarquez Living Trust	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Khanna, Rajit	6/1/2026	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:			
Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Carroll, Bradley	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Paul Joseph Curran, Jr. Revocable Living Trust	6/1/2026	12555 Manchester Road	St. Louis, MO 63131
Tsirtaskis, Arthur	6/1/2026	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fifth Amendment of Twenty-Third Amended and Restated
Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.
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